UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2023

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 20, 2023, Guardant Health, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) for the issuance and sale in a registered direct offering of 3,387,446 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), to certain institutional investors at an offering price of $26.77 per share, for gross proceeds of approximately $90.7 million.

The Purchase Agreement contains customary representations and warranties and certain indemnification obligations of the Company. The closing of the sale of the Shares pursuant to the Purchase Agreement occurred on December 21, 2023.

The Company estimates that the net proceeds from the offering will be approximately $90.6 million, after deducting estimated offering expenses payable by the Company. The Company currently expects to use the net proceeds from the offering primarily for general corporate purposes, including working capital, operating expenses and capital expenditures.

The offering was made pursuant to the Company’s shelf registration statement on Form S-3, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2023 and became effective immediately upon filing (File No. 333-272121), and a prospectus supplement and accompanying prospectus filed with the SEC.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

The Company issued a press release announcing the transactions pursuant to the Purchase Agreement on December 21, 2023. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

10.1	Common Stock Purchase Agreement, dated December 20, 2023, between Guardant Health, Inc. and Baillie Gifford Overseas Limited, acting as agent and representative for and on behalf of the investors set forth therein

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)

99.1	Press release of Guardant Health, Inc., dated December 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: December 21, 2023	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer and Corporate Secretary